Exhibit 10.01

FOURTH AMENDMENT TO REVOLVING LOAN AGREEMENT,

PROMISSORY NOTE AND OTHER LOAN DOCUMENTS

THIS AGREEMENT made this 20th day of December 2007 (this “Agreement”) between JACLYN, INC. (“Borrower”), a corporation organized and existing pursuant to the laws of the State of Delaware, having an address at 197 W. Spring Valley Avenue, Maywood, New Jersey 07607-1730 (hereinafter referred to as, "Borrower") and TD BANKNORTH, N.A., successor by merger to HUDSON UNITED BANK (hereinafter referred to as, "Lender") located at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430.

W I T N E S S E T H:

WHEREAS:

A.        Borrower entered into a revolving loan agreement with Hudson United Bank (Hudson) on December 23, 2002 and pursuant to such revolving loan agreement, Borrower executed and delivered to Hudson its promissory note in the original principal amount of THIRTY-TWO MILLION AND 00/100 (32,000,000.00) DOLLARS dated December 23, 2002 (the "Revolving Note");

B.        Borrower subsequently requested that Hudson increase the amount of funds available under the Revolving Loan from "THIRTY-TWO MILLION AND 00/100 (32,000,000.00) DOLLARS" to "FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS," extend the maturity date of the Revolving Loan and Revolving Note from "December 1, 2004" to "December 1, 2005," increase the amount of the direct debt sub-limit under the Revolving Loan from "$22,000,000.00" to "$25,000,000.00," increase the over-advance limit from "$5,000,000.00" to "$8,000,000.00" for the period July 31st through November 30th and make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement;

C.        Hudson agreed to increase the amount of funds available under the Revolving Loan from "THIRTY-TWO MILLION AND 00/100 (32,000,000.00) DOLLARS" to "FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS," to extend the maturity date of the Revolving Loan and Revolving Note from "December 1, 2004" to "December 1, 2005," to increase the amount of the direct debt sub-limit under the Revolving Loan from "$22,000,000.00" to "$25,000,000.00," to increase the over-advance limit from "$5,000,000.00" to "$8,000,000.00" for the period July 31st through November 30th and to make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement strictly in accordance with the terms and conditions of a first amendment to revolving loan agreement, promissory note and other loan documents dated October 23, 2003 (the revolving loan agreement dated December 23, 2002 as amended by the first amendment to revolving loan agreement, promissory note and other loan documents dated October 23, 2003 are hereinafter collectively referred to as, the “Loan Agreement”);

D.        In connection with the first amendment, Borrower executed and delivered to Hudson its promissory note dated October 23, 2003 in the original principal amount of $40,000,000.00 (the “Restated Secured Revolving Note”);

E.        Borrower again requested that Hudson continue to provide financing under the Revolving Loan, extend the maturity date of the Revolving Loan and Restated Secured Revolving Note from "December 1, 2005" to "December 1, 2007," modify the interest rate on Advances and otherwise modify the terms and conditions of the aforementioned revolving loan agreement;

F.        Hudson agreed to continue to provide financing under the Revolving Loan, to extend the maturity date of the Revolving Loan and Restated Secured Revolving Note from "December 1, 2005" to "December 1, 2007," to modify the interest rate on Advances and to otherwise modify the terms and conditions of the aforementioned revolving loan agreement in accordance with the terms and conditions of a second amendment to revolving loan agreement, promissory note and other loan documents dated May 5, 2005;

G.        Borrower subsequently requested that Lender increase the amount of funds available under the Revolving Loan from "FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS" to "FIFTY MILLION AND 00/100 (50,000,000.00) DOLLARS," extend the maturity date of the Revolving Loan and Restated Revolving Note from "December 1, 2007" to "December 1, 2008," increase the amount of the direct debt sub-limit under the Revolving Loan from "$25,000,000.00" to "$30,000,000.00," increase the over-advance limit from "$8,000,000.00" to "$12,000,000.00" for the period June 30th through October 31st, release Investments (JLN) Ltd. and Josell Global Sourcing Ltd. (which are no longer in existence) from their respective guaranties of the obligations of Borrower to Lender and to make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement;

H.        Lender agreed to increase the amount of funds available under the Revolving Loan from "FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS" to "FIFTY MILLION AND 00/100 (50,000,000.00) DOLLARS," to extend the maturity date of the Revolving Loan and Restated Revolving Note from "December 1, 2007" to "December 1, 2008," to increase the amount of the direct debt sub-limit under the Revolving Loan from "$25,000,000.00" to "$30,000,000.00," to increase the over-advance limit from "$8,000,000.00" to "$12,000,000.00" for the period June 30th through October 31st, to release Investments (JLN) Ltd. and Josell Global Sourcing Ltd. from their respective guaranties of the obligations of Borrower to Lender and to make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement in accordance with the terms and conditions of a third amendment to revolving loan agreement, promissory note and other loan documents dated December 22, 2006 (the revolving loan agreement dated December 23, 2002 as amended by the first amendment to revolving loan agreement, promissory note and other loan documents dated October 23, 2003, the second amendment to revolving loan agreement, promissory note and other loan documents dated May 5, 2005 and the third amendment to revolving loan agreement, promissory note and other loan documents dated December 22, 2006 are hereinafter collectively referred to as, the “Loan Agreement”);

I.         In connection with the third amendment, Borrower executed and delivered to Lender its promissory note dated December 22, 2006 in the original principal amount of $50,000,000.00 (the “Restated Secured Revolving Note”);

J.         Borrower has now requested that Lender allow Borrower to use up to $3,000,000.00 of the proceeds of the Revolving Loan to purchase additional shares of its common stock to be held in treasury and otherwise modify the terms and conditions of the Loan Agreement; and

K.        Lender has agreed to allow Borrower to use up to $3,000,000.00 of the proceeds of the Revolving Loan to purchase additional shares of its common stock to be held in treasury and to otherwise modify the terms and conditions of the Loan Agreement strictly in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

1.	Section 4 of the Loan Agreement is amended to read as follows:

“4. APPLICATION OF PROCEEDS. The proceeds of the Advances shall be used solely by Borrower to repay existing indebtedness incurred in connection therewith, for working purposes except otherwise as permitted by this Agreement and the other Loan Documents. Notwithstanding the foregoing, Borrower may use the proceeds of the Revolving Loan to purchase shares of its common stock in accordance with Section 9.6 of this Agreement.”

2.	Section 9.6 of the Loan Agreement is amended to read as follows:

“9.6. Distributions. Make any capital distribution in Property or return of capital, or purchase or redeem any of its stock or other securities, or retire any of its stock, or take any action which would have an effect equivalent to any of the foregoing; provided, however, that so long as no Event of Default shall have occurred and be continuing or would result from Borrower taking the following action and further provided that Borrower’s Board of Directors shall approve same either prior to or subsequent to such action, Borrower may purchase or redeem its stock or other securities or retire its stock up to an aggregate amount of 125,000 shares during each Fiscal Year of Borrower and, in each case, may transfer to treasury all shares of stock so purchased or redeemed except that for its Fiscal Years ending June 30, 2008 and June 30, 2009, Borrower may purchase or redeem its stock or other securities or retire its stock up to an aggregate dollar amount of $3,000,000.00.”

3.         Any reference in any document executed and/or delivered in connection with the Loan Agreement to the "Agreement" or the "Loan Agreement" shall mean the revolving loan agreement dated December 23, 2002 as amended by the first amendment dated October 23, 2003, the second amendment dated May 5, 2005, the third amendment dated December 22, 2006 and this Agreement. All of the provisions of the Second Restated Secured Revolving Note, the Loan Agreement or any other document executed or delivered in connection with the Loan Agreement (collectively, the "Loan Documents") are amended so that such terms shall be consistent with the provisions of this Agreement. Notwithstanding the foregoing and to the extent that there is any inconsistency between the provisions of those agreements and this Agreement, the provisions of this Agreement shall govern.

4.         Lender's agreement to modify the Loan Agreement and the other Loan Documents is not and shall not be construed as a waiver of any current or future default under the Second Restated Secured Revolving Note, the Loan Agreement or any other Loan Document nor shall it preclude Lender from proceeding against Borrower on any such default. This Agreement is also not a relinquishment of any rights or remedies Lender may have in connection with the Second Restated Revolving Note, the Loan Agreement or any other Loan Document.

5.          As a material condition to the entering into of this Agreement, Borrower and each Guarantor by executing this Agreement voluntarily and expressly waive any and all rights to assert a claim, counterclaim or defense which now exists of which they have actual knowledge against Lender arising out of or in any way connected with the Second Restated Secured Revolving Note, the Loan Agreement or any other Loan Document. The foregoing waiver shall apply to any action instituted by any of the undersigned and to any action or proceeding brought against any of the undersigned by Lender. The term "actual knowledge" means the conscious awareness of those officers of Borrower and the Guarantors who have given substantive attention to this Agreement, of facts or information relating to such a claim, counterclaim or defense, without undertaking any investigation to determine the existence or absence of any such facts or information, either within Borrower or any of the Guarantors or otherwise.

6.   Borrower and each Guarantor by executing this Agreement acknowledge that there is due and owing on the Second Restated Secured Revolving Note as of December 18, 2007 the principal sum of $20,624,087.50 of which $4,695,000.00 is direct debt and $15,929,087.50 consist of outstanding Letters of Credit.

7.         BORROWER AND EACH GUARANTOR BY EXECUTING THIS AGREEMENT ACKNOWLEDGE THAT IT HAS HAD A FULL AND FAIR OPPORTUNITY TO REVIEW THIS AGREEMENT AND THE DOCUMENTS REFERRED TO HEREIN WITH COUNSEL OF ITS CHOICE AND THAT IT HAS BEEN ADVISED AS TO THEIR TERMS AND CONDITIONS, WHICH ARE ACCEPTABLE TO IT. FURTHER, EACH CONFIRMS THAT IN DELIVERING THIS AGREEMENT TO LENDER, IT IS NOT RELYING ON ANY PROMISE, COMMITMENT, REPRESENTATION OR UNDERSTANDING, EITHER EXPRESS OR IMPLIED, MADE BY OR ON BEHALF OF LENDER THAT IS NOT EXPRESSLY SET FORTH HEREIN, OR IN THE LOAN AGREEMENT, THE SECOND RESTATED SECURED REVOLVING NOTE OR ANY

OTHER LOAN DOCUMENT. BORROWER AND EACH GUARANTOR BY EXECUTING THIS AGREEMENT ACKNOWLEDGE AND UNDERSTAND THAT ALL OBLIGATIONS UNDER THE SECOND RESTATED SECURED REVOLVING NOTE ARE DUE AND PAYABLE IN ACCORDANCE WITH THE LOAN AGREEMENT AS AMENDED BY THIS AGREEMENT, UNLESS LENDER IN ITS SOLE AND ABSOLUTE DISCRETION EXTENDS THE MATURITY DATE OF SUCH OBLIGATION AND THAT LENDER HAS NOT MADE ANY REPRESENTATION THAT IT WILL EXTEND THE MATURITY DATE OF SUCH OBLIGATION.

8.         Borrower acknowledges that discussions may take place between itself and Lender concerning additional modifications of the Second Restated Revolving Note and the Loan Agreement after the date hereof. Lender in its sole and absolute discretion may terminate any such discussions at any time and for any reason or no reason and Lender shall have no liability for failing to engage in or terminating any such discussions. While the parties hereto may reach preliminary agreement as to the modification of one or more provisions of the Loan Agreement and/or the Second Restated Revolving Note, none of the undersigned shall be bound by any agreement on any individual point until agreement is reached on every issue and the agreement on all such issues has been reduced to a written agreement signed by Lender and Borrower. Further, the Loan Agreement may only be amended by a written agreement executed by Borrower and Lender and no negotiations or other actions undertaken by Lender shall constitute a waiver of Lender's rights under this Agreement and/or the Second Restated Revolving Note except to the extent specifically set forth in a written agreement complying with the provisions of this paragraph.

9.         This document may be executed in one or more counterparts and all such documents taken together shall be considered one original document. Capitalized terms used but not defined herein shall have the meanings assigned to those terms in the Loan Agreement (as such term is defined in recital paragraph C above).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized on the day and year first above written

WITNESS:	JACLYN, INC.

/s/David S. Yanagisawa	by /s/ Anthony C. Christon
Name: Anthony C. Christon Title: Chief Financial Officer & Treasurer

WITNESS:	TD BANKNORTH, N.A.

/s/ Anthony C. Christon	by /s/David S. Yanagisawa
David S. Yanagisawa
Senior Vice President

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor of the performance and payment of Borrower, does hereby approve all of the terms and conditions of this Agreement, does hereby approve the execution and delivery of this Agreement by Jaclyn, Inc., does hereby acknowledge and confirm its continuing liability and responsibility to TD Banknorth, N.A., successor by merger to Hudson United Bank with respect to the debts referred to in this Agreement and the Loan Agreement.

WITNESS:	Bonnie International (Hong Kong) Limited

/s/David S. Yanagisawa	by /s/ Anthony C. Christon
Name: Anthony C. Christon
Title: Chief Financial Officer

WITNESS:	Max N. Nitzberg, Inc.

/s/David S. Yanagisawa	by /s/ Anthony C. Christon
Name: Anthony C. Christon
Title: Chief Financial Officer

WITNESS:	Topsville, Inc.

/s/David S. Yanagisawa	by /s/ Anthony C. Christon
Name: Anthony C. Christon
Title: Chief Financial Officer

WITNESS:	The Bag Factory Inc.

/s/David S. Yanagisawa	by /s/ Anthony C. Christon
Name: Anthony C. Christon
Title: Chief Financial Officer

WITNESS:	JLN, Inc.

/s/David S. Yanagisawa	by /s/ Anthony C. Christon
Name: Anthony C. Christon
Title: Chief Financial Officer